Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-49739 and 333-49737) of Agribrands International, Inc. of our report dated October 8, 1999 relating to the financial statements, which appear in this Form 10-K.


PricewaterhouseCoopers LLP

St. Louis, Missouri
October 27, 1999